ZIASUN TECHNOLOGIES, INC.

                        AMENDMENT TO EMPLOYMENT AGREEMENT
--------------------------------------------------------------------------------

     This Amendment to Employment Agreement (the "Agreement") is made this 15th day of April, 1999, by and between ZiaSun Technologies, Inc., a Nevada Corporation, (hereinafter referred to as the "Company"), and Allen D. Hardman (hereinafter referred to as "Employee")

                                    RECITALS

     A. Whereas, on May 30, 1997, the Company, formerly known as Bestway USA, and Employee entered into that certain Employment Agreement (the "Employment Agreement"), a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference.

     B. Whereas, the Company and Employee now desire to amend and modify the Agreement to reflect that the Stock Option Granted pursuant to Article 5., of the Employment Agreement will retroactive, back to the date of the original Employment Agreement (i) provide for the Conversion of the Option in Lieu of Payment, and (ii) that the Stock Option shall be governed by the Stock Option Agreement attached hereto as Exhibit 2 and executed of even date herewith.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

                                   AGREEMENTS

     1. Amendment to Agreement. That Article 5., of the Employment Agreement is hereby amended and modified to read as follows:

          Article 5. Stock Option

          5.01 Option Granted. The Company hereby grants Executive an option to purchase one hundred thousand (100,000) shares of the common stock of the Company, at a purhase price of $2.00 per share, pursuant to the terms and conditions of that certain Non-Qualified Stock Option Agreement, executed of even date herewith. It is acknowledged and understood by Executive that this Stock Option does not qualify as an incentive stock option as defined in I.R.C. ss.422(b).

     2. Other Terms. All other terms and conditions of the Agreement shall remain in full force and effect.

     3. Entire Agreement; Exhibits. This document and its Exhibits contain the entire agreement between the parties relating to the subject matter contained in this Agreement. All prior or contemporaneous agreements, representations or warranties, written or oral, between the parties are superseded by this Agreement. This Agreement may not be modified except by written document signed by an authorized representative of each party. In the event that any part of this Agreement is found to be unenforceable, the remainder shall continue in effect, to the extent consistent with the intent of the parties as of the effective date of this Agreement.

     4. No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

     5. Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any subsequent breach.

     6. Choice of Law. This Agreement and its application shall be governed by the laws of the State of California.

     7. Counterparts and/or Facsimile Signature. This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

     8. Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     AGREED AND ACCEPTED as of the date first above written.


                            ZIASUN TECHNOLOGIES, INC.
                              A Nevada Corporation

/S/ Anthony Tobin                            /S/ Alfredo Alex S. Cruz III
---------------------------------            ----------------------------------
By:  Anthony Tobin                           By: Alfred Alex S. Cruz III
Its: President                               Its: Secretary


                                    EMPLOYEE


                              /S/ Allen D. Hardman
                      ------------------------------------
                                Allen D. Hardman

                                     Page 2